Exhibit 1.1

Gatos Silver, Inc.

[●] Shares

Common Stock

($0.001 par value per Share)

Underwriting Agreement

[●], 2021

Underwriting Agreement

[●], 2021

BMO Capital Markets Corp.
Goldman Sachs & Co. LLC
RBC Capital Markets, LLC

as Managing Underwriters

c/o	BMO Capital Markets Corp.
3 Times Square
New York, New York 10036

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o	RBC Capital Markets, LLC
3 World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281

Ladies and Gentlemen:

Gatos Silver, Inc., a Delaware corporation (the “Company”), proposes to issue and sell, and each person or entity (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) identified as a Selling Stockholder in Schedule B annexed hereto proposes to sell, to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [●] shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company, of which [●] Firm Shares are to be issued and sold by the Company and an aggregate of [●] Firm Shares are to be sold by the Selling Stockholders. The number of Firm Shares to be sold by each Selling Stockholder is the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule B annexed hereto. In addition, solely for the purpose of covering over-allotments, the Company and the Selling Stockholders propose to grant to the Underwriters the option to purchase from the Company and the Selling Stockholders up to an additional [●] shares of Common Stock (the “Additional Shares”), of which up to [●] Additional Shares are to be issued and sold by the Company and an aggregate of up to [●] Additional Shares are to be sold by the Selling Stockholders. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectuses which are referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-[●]) under the Act, including a prospectus, for registration under the Act of the offer and sale of the Shares, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

“U.S. Preliminary Prospectus,” as used herein, as of any time, means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to the Effective Time, including the documents incorporated by reference therein.

“U.S. Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule C attached hereto under the heading “Permitted Free Writing Prospectuses” and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Company’s written consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Exempt Written Communication,” as used herein, means each written communication, if any, by the Company or any person authorized to act on behalf of the Company made to one or more qualified institutional buyers (“QIBs”) as such term is defined in Rule 144A under the Act and/or one or more institutions that are accredited investors (“IAIs”), as defined in Rule 501(a) under the Act, in each case to determine whether such investors might have an interest in a contemplated securities offering.

“Exempt Oral Communication,” as used herein, means each oral communication made prior to the filing of the Registration Statement by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs and/or one or more Qualified Investors to determine whether such investors might have an interest in a contemplated securities offering.

“Permitted Exempt Written Communication,” as used herein, means the documents listed on Schedule C attached hereto under the heading “Permitted Exempt Written Communications.”

“Covered Exempt Written Communication,” as used herein, means (i) each Exempt Written Communication that is not a Permitted Exempt Written Communication and (ii) each Permitted Exempt Written Communication.

“Disclosure Package,” as used herein, means, the U.S. Preliminary Prospectus collectively with the pricing information set forth on Schedule C attached hereto under the heading “Pricing Terms included in Disclosure Package” and the documents listed on Schedule C attached hereto under the heading “Permitted Free Writing Prospectuses,” considered together.

“Applicable Time,” as used herein, means [●], New York time, on [●], 2021.

The Company has also prepared and filed with the Ontario Securities Commission (the “Reviewing Authority”) and with the securities regulatory authorities (together with the Reviewing Authority, the “Canadian Authorities”) in each of the other provinces of Canada, other than Quebec (together with Ontario, the “Qualifying Jurisdictions”) a preliminary short form base shelf prospectus in respect of up to $500,000,000 of common shares, preferred shares, subscription receipts, debt securities, convertible securities, warrants and units of the Company, together with all documents incorporated by reference (the “Preliminary Base Shelf Prospectus”) in accordance with National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”), National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and National Instrument 44-102 – Shelf Distributions (collectively, with NI 41-101 and NI 44-102, the “Shelf Procedures”) and pursuant to the passport system procedures provided for under Multilateral Instrument 11-201 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (together, the “Passport System”).

The Company has also prepared and filed with the Canadian Authorities a preliminary shelf prospectus supplement relating to the qualification for distribution of the Shares in accordance with the Shelf Procedures in the Qualifying Jurisdictions (the “Preliminary Prospectus Supplement”), which Preliminary Prospectus Supplement excludes certain pricing information and other final terms of the Shares.

In addition, the Company (A) has prepared and filed with the Canadian Authorities, a final base shelf prospectus in respect of up to $500,000,000 of common shares, preferred shares, subscription receipts, debt securities, convertible securities, warrants and units of the Company, together with all documents incorporated by reference (the “Final Base Shelf Prospectus”) which omits the Supplemented Information (as hereinafter defined) in accordance with the Shelf Procedures, and (B) will prepare and file, no later than two (2) business days after the execution and delivery of this Agreement, with the Canadian Authorities, in accordance with the Shelf Procedures, a supplement to the Final Base Shelf Prospectus relating to the Shares and containing the Supplemented Information (the “Shelf Prospectus Supplement”). The information included in the Shelf Prospectus Supplement that is omitted from the Final Base Shelf Prospectus is referred to herein as the “Supplemented Information.” The Shelf Prospectus Supplement is explicitly, or failing that is deemed, under the Shelf Procedures to be incorporated by reference in the Final Base Shelf Prospectus as of the date of the Shelf Prospectus Supplement.

The Preliminary Base Shelf Prospectus is herein called the “Canadian Preliminary Prospectus.” The Final Base Shelf Prospectus for which a final Passport System decision document has been received from the Reviewing Authority on behalf of itself and the other Canadian Authorities, including the Shelf Prospectus Supplement incorporated by reference therein, and the template version (as defined in NI 41-101) of any marketing materials (as defined in NI 41-101) included or incorporated by reference therein, is herein referred to as the “Canadian Prospectus,”. As used herein, “Canadian Securities Laws” means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions and the respective regulations and rules made under those securities laws together with all applicable national and local instruments, policy statements, notices, blanket orders and rulings of the Canadian Authorities, and all discretionary rulings and orders, as applicable to the Company, if any, of the Canadian Authorities.

As used herein, “Preliminary Prospectuses” shall mean, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectuses and “Prospectuses” shall mean, collectively, the Canadian Prospectus and the U.S. Prospectus.

Any reference herein to the Registration Statement, any Preliminary Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such U.S. Preliminary Prospectus, the U.S. Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which both the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) are open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company, each of the Selling Stockholders and the Underwriters agree as follows:

1.                  Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and each of the Selling Stockholders agrees to sell, in each case severally and not jointly, to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, the respective number of Firm Shares (subject to such adjustment as the Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Firm Shares to be sold by the Company or by such Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 11 hereof, bears to the total number of Firm Shares, in each case at a purchase price of U.S. $[●] per share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectuses.

In addition, the Company and the Selling Stockholders, in each case severally and not jointly, hereby grant to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company and the Selling Stockholders, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Firm Shares. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectuses, by written notice to the Company and the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” nor, without the consent of the Company and the Selling Stockholders (not to be unreasonably withheld, conditioned or delayed), earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof. Upon any exercise of the Over-Allotment Option, the number of Additional Shares to be purchased from the Company shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as [●] bears to [●], and the number of Additional Shares to be purchased from each Selling Stockholder shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Additional Shares set forth opposite the name of such Selling Stockholder in Schedule B annexed hereto bears to [●], subject, in each case, to such adjustment as the Representatives may determine solely to eliminate fractional shares.

2.                  Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and to each Selling Stockholder by Federal Funds wire transfer in immediately available funds to the accounts specified by the Company and such Selling Stockholders against delivery of the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 8:00 A.M., New York City time, on [●], 2021 (unless another time shall be agreed to by you and the Company and the Selling Stockholders or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at One Manhattan West, New York, New York 10001, at 8:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                  Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)               the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any U.S. Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission;

(b)               the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each U.S. Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of the U.S. Preliminary Prospectus, and the date such U.S. Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will such U.S. Preliminary Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the Applicable Time, the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the U.S. Prospectus, as then amended or supplemented, will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the U.S. Prospectus and the date the U.S. Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the U.S. Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, when taken together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Permitted Free Writing Prospectus, did not, and as of the time of purchase or the additional time of purchase will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)               prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any, and the Permitted Exempt Written Communications, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent U.S. Preliminary Prospectus or the U.S. Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the U.S. Preliminary Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”;

(d)               the Company is eligible to use the Shelf Procedures; a Passport System decision document has been obtained from the Reviewing Authority on behalf of itself and the other Canadian Authorities evidencing that a receipt has been issued in the Qualifying Jurisdictions in respect of each of the Preliminary Base Shelf Prospectus and the Final Base Shelf Prospectus; the Company will, upon the filing of a Shelf Prospectus Supplement, comply with all applicable Canadian Securities Laws required to be complied with by the Company to qualify the distribution of the Shares, through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws, and no order preventing or suspending the distribution of the Shares has been issued by any Canadian Authority and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by any Canadian Authority;

(e)               each Canadian Preliminary Prospectus and each document incorporated by reference therein complied, at the time it was filed with the Reviewing Authority, and complies as of the date hereof, in all material respects with the requirements of Canadian Securities Laws; at no time during the period that begins on the earlier of the date of the Preliminary Base Shelf Prospectus, dated [●], 2021, and the date such Canadian Preliminary Prospectus was filed with the Reviewing Authority and ends at the time of purchase did or will such Canadian Preliminary Prospectus, or any document incorporated by reference therein, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Canadian Prospectus, as then amended and supplemented, and each document incorporated by reference therein, will comply, as of the date that the Shelf Prospectus Supplement is filed with the Reviewing Authority, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by Canadian Securities Laws to be delivered in connection with any sale of Shares, in all material respects, with the requirements of Canadian Securities Laws; at no time during the period that begins on the date the Shelf Prospectus Supplement is filed with the Reviewing Authority and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by Canadian Securities Laws to be delivered in connection with any sale of Shares did or will the Canadian Prospectus, as then amended or supplemented, together with any document incorporated by reference therein, fail to constitute full, true and plain disclosure of all material facts relating to the Company and the Shares or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(e) with respect to any statement contained in any Canadian Preliminary Prospectus or the Canadian Prospectus, or any document incorporated by reference therein, in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Canadian Preliminary Prospectus or the Canadian Prospectus;

(f)                the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectuses fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(g)               the Company has not and will not use, authorize, distribute, or refer to any offering material in connection with the issuance and sale of the Shares other than the Registration Statement, the Disclosure Package, the Preliminary Prospectuses, Prospectuses and the Permitted Free Writing Prospectuses;

(h)               as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectuses entitled “Capitalization” and “Description of Capital Stock,” and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectuses entitled “Capitalization” and “Description of Capital Stock” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options (or exercise or vesting of other equity incentive awards including without limitation any form of restricted stock units) and the grant of options or other equity incentive awards including without limitation restricted stock units (and the subsequent exercise or vesting thereof) under existing equity incentive plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE and have been conditionally approved for listing on the TSX subject to customary closing conditions for an offering such as this;

(i)                 the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectuses, to execute and deliver this Agreement and to issue, sell and deliver the Shares to be sold by it pursuant hereto as contemplated herein;

(j)                 the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the NYSE or the TSX (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(k)               the Company has no subsidiaries (as defined under the Act) other than those listed on Exhibit 21.1 to the Registration Statement (collectively, the “Subsidiaries”); except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, the Company owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each of the Subsidiaries; except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, other than the capital stock or other equity interests of the Subsidiaries, the Company does not control, directly or indirectly, or own more than 19% of the issued and outstanding capital stock or other equity interests of, any corporation, firm, partnership, joint venture, association or other entity; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectuses, except where such failure to have such corporate or other power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or other entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, are owned by the Company subject to no security interest, other encumbrance or adverse claims except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(l)                 the Shares to be sold by the Company pursuant hereto have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares to be sold by the Company pursuant hereto, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party; the Shares to be sold by the Selling Stockholders pursuant hereto have been duly and validly authorized and issued and are and, after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares to be sold by the Selling Stockholders pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(m)             the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses; and the uncertificated form and the terms of the Shares have been approved and adopted by the board of directors of the Company and do not conflict with any applicable laws or the rules of the TSX;

(n)               this Agreement has been duly authorized, executed and delivered by the Company;

(o)               there are no contracts or documents which are required to be filed as exhibits to the Registration Statement or with the Canadian Authorities in connection with the offering of the Shares which have not been so filed as required or for which an exemption has been granted or an undertaking by the Company has been given; no material change reports or other documents have been filed on a confidential basis with the Canadian Authorities that remain confidential on the date hereof;

(p)               the Company is an “SEC foreign issuer” for the purposes of National Instrument 71-102 – Continuous Disclosure and Other Exemptions Relating to Foreign Issuers;

(q)               neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, provincial, local or foreign law, statute, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE or the TSX), or (E) any decree, judgment or order applicable to it or any of its properties except, in the case of clauses (B), (C), (D) and (E), for such breaches, violations, defaults or events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(r)                the execution, delivery and performance of this Agreement, the issuance and sale of the Shares to be sold by the Company pursuant hereto, the sale of the Shares to be sold by the Selling Stockholders pursuant hereto and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, provincial, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE or the TSX), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties except, in the case of clauses (B), (C), (D) and (E), for such breaches, violations, defaults or events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(s)                no approval, authorization, consent or order of or filing with any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares to be sold by the Company pursuant hereto or the consummation of the transactions contemplated hereby, other than (i) such as have been obtained or made, (ii) registration of the Shares under the Act and qualification of the distribution of the Shares under Canadian Securities Laws, each of which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iv) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (v) in connection with the listing of the Shares on the NYSE and TSX or (vi) filings with the Commission pursuant to Rule 424(b) under the Act;

(t)                 except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses and except in the cases of clause (i) and (ii) for such rights that do not apply to the offering of the Shares and will terminate prior to the sale of the Shares, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase from the Company any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, no person has the right, contractual or otherwise, to cause the Company to register under the Act or to qualify under Canadian Securities Laws any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company; no person has the right, contractual or otherwise, to include any such shares or interests in the Registration Statement or the Canadian Prospectus or the offering contemplated thereby;

(u)               except as set forth in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses and to explore and evaluate the mineral properties of the Company and the Subsidiaries; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, provincial, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)               except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE and the TSX), except any such action, suit, claim, investigation or proceeding which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that with respect to the Company’s independent directors, this representation and warranty shall be to the Company’s knowledge;

(w)             KPMG LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries as at December 31, 2020 and 2019, for the fiscal years ended December 31, 2020 and 2019 is included or incorporated by reference in the Registration Statement, the Preliminary Prospectuses and the Prospectuses, are independent registered public accountants as required by the Act and the rules of the Public Company Accounting Oversight Board;

(x)               KPMG LLP, whose report on the combined financial statements of the Los Gatos Joint Venture (as defined in the Registration Statement and the Prospectuses) as at December 31, 2020 and 2019, for the fiscal years ended December 31, 2020 and 2019 is included or incorporated by reference in the Registration Statement, the Preliminary Prospectuses and the Prospectuses, are independent auditors under Rule 101 of the American Institute of Certified Public Accountants (the “AICPA”) Code of Professional Conduct;

(y)               the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectuses, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries and the Los Gatos Joint Venture, as applicable, as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries and the Los Gatos Joint Venture, as applicable, for the periods specified and have been prepared in all material respects in compliance with the requirements of the Act, the Exchange Act and Canadian Securities Laws and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectuses is accurately and fairly presented and with respect to financial data, prepared on a basis consistent with the financial statements and books and records of the Company and the Los Gatos Joint Venture, as applicable; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectuses that are not included or incorporated by reference as required; and the Company and the Subsidiaries and the Los Gatos Joint Venture, as applicable, do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses;

(z)               subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectuses, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock of the Company or any Subsidiary (other than pursuant to (a) the issuance of shares of Common Stock upon exercise of stock options (or exercise or vesting of other equity incentive awards including without limitation restricted stock units) and (b) the grant of options or other equity incentive awards including without limitation restricted stock units (and the subsequent exercise or vesting thereof) under existing equity incentive plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses), (v) any material change in the outstanding indebtedness of the Company or any Subsidiary or (vi) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(aa)            the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A-1 hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (ii) each Selling Stockholder;

(bb)           neither the Company nor any Subsidiary is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, will be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(cc)            other than the Mining Claims (as defined below) and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the Disclosure Package and the Prospectuses as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances and (ii) all the property described in the Registration Statement, the Disclosure Package and the Prospectuses as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(dd)           each of the Company and the Subsidiaries owns or has obtained valid and enforceable licenses for, or other rights to use, or otherwise possesses all trademarks (both registered and unregistered), trade names and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectuses as being owned or licensed by it (collectively, the “Intellectual Property”) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the Intellectual Property except where such claim or challenge would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary except where such infringement or notice or claim thereof would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ee)            except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any equivalent Board in Mexico, as applicable, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(ff)              (i) with respect to any interests in patented mining claims owned by the Company or its Subsidiaries or in which they hold a contractual interest (“Patented Claims”), except as set forth in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, the Company or its Subsidiaries owns or controls the minerals within or extralateral rights derived from, and rights to use the surface of, those Patented Claims as is reasonably sufficient to allow the Company to conduct its business as presently conducted or as proposed to be conducted by the Company as described in the Registration Statement, the Disclosure Package and the Prospectus, and (ii) all interests in unpatented mining claims, concessions, mining leases, leases of occupation, exploitation or extraction rights, participating interests or other property interests or rights or similar rights (together with the Patented Claims, “Mining Claims”) that are held by the Company or any of the Subsidiaries are in good standing, are valid and enforceable (provided, however, that with respect to each of the unpatented mining claims owned or leased by the Company or any of its Subsidiaries (the “Claims”), the Company represents and warrants only that (A) subject to the paramount title of the United States of America and the rights of third parties to use of the surface, the Company or its Subsidiaries hold the possessory interest therein; (B) to the Company’s knowledge the Claims were properly laid out and monumented on available public domain land open to location by mineral location; (C) to the Company’s knowledge location notices or certificates were timely and properly recorded and filed with the appropriate governmental agencies, and all payments required in connection therewith were timely and properly made; (D) all claim maintenance and related fees have been timely paid as required by law in order to hold the Claims; and (E) all affidavits of assessment of work (from and after October 21, 1979), notices of intent to hold, evidence of payment of claim maintenance fees, and other filings required to maintain the Claims in good standing have been timely and properly recorded or filed with the appropriate governmental agencies, and the Company makes no representation or warranty as to whether any of the Claims contains a discovery of valuable minerals) and such Mining Claims are free and clear of any material liens or charges, and no material royalty is payable in respect of any of them, except, in each instance, as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses; there are no expropriations or similar proceedings or any material challenges to title or ownership, actual or threatened, of which the Company or the Subsidiaries has received notice against the Mining Claims or any part thereof; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, no other property rights are necessary for the conduct of the Company’s business as presently conducted or as proposed to be conducted by the Company as described in the Registration Statement, the Disclosure Package and the Prospectuses or the lack of which rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there are no material restrictions on the ability of the Company and the Subsidiaries to use or otherwise exploit any such property rights; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or the Subsidiaries hold all Mining Claims required by the Company and the Subsidiaries to exploit the development potential of the properties of the Company and the Subsidiaries for the purposes described in the Registration Statement, the Disclosure Package and the Prospectuses;

(gg)           all technical information set forth in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, has been reviewed by the Company or independent consultants to the Company and all such information has been prepared in accordance with National Instrument 43-101 – Standards for Disclosure for Mineral Projects (“NI 43-101”) by or under the supervision of a qualified person as defined therein and, in the case of the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus, in accordance with Items 1300 – 1305 of Regulation S-K under the Exchange Act; the methods used in estimating the Company’s mineral resources are in accordance with accepted mineral resource estimation practices and the Company believes that the assumptions underlying such resource estimates are reasonable and appropriate; the Company believes that the projected production and operating results relating to its projects incorporated by reference or summarized in the Canadian Prospectus and U.S. Prospectus are reasonable; the Company has duly filed with the Canadian Authorities or the Commission, as the case may be, all technical reports required by NI 43-101 or Item 1302 of Regulation S-K of the Exchange Act, as applicable, and all such reports complied at the time thereof in all material respects with the requirements thereof;

(hh)           except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), (ii) there are no existing or, to the Company’s knowledge, reasonably anticipated future conditions or circumstances that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws, and (iii) neither the Company nor any of the Subsidiaries (1) to the Company’s knowledge, is the subject of any investigation, (2) has received any notice or claim, (3) is a party to any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (4) is bound by any judgment, decree or order or (5) has entered into any agreement, in each case relating to any alleged violation of or liability under any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of, or exposure to, any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health or safety (to the extent relating to exposure to Hazardous Materials) or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, petroleum, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(ii)              all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (except where such failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than (i) those being contested in good faith and for which adequate reserves have been provided and (ii) those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(jj)              except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, the Company and the Subsidiaries maintain insurance in force covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(kk)           except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Preliminary Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(ll)              (i)(x) except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, there has been no security breach or other compromise of or relating to any of the Company’s or the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and each of the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (i) or clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices;

(mm)      the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(nn)           the Company has established “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act and in compliance with National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings (“NI 52-109”)) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act and in compliance with NI 52-109); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all identified significant deficiencies (as such term is defined in Rule 1-02(a)(4) of Regulation S-X under the Act), if any, in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) all fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; all identified “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been disclosed to the Company’s independent registered public accountants and all such material weaknesses are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that have materially affected or are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of (i) the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder and (ii) NI 52-109 and the rules and regulations promulgated thereunder;

(oo)           each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) and all “forward-looking information” (within the meaning of Canadian Securities Laws) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectuses has been made or reaffirmed with a reasonable basis and in good faith and is based on assumptions that are reasonable in the circumstances;

(pp)           all statistical or market-related data included or incorporated by reference in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate;

(qq)           neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate (other than another portfolio company of a controlling stockholder) of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the Corruption of Foreign Public Officials Act (Canada); and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates (other than another portfolio company of a controlling stockholder) have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(rr)              the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT ACT”), the money laundering statutes of all jurisdictions applicable to the Company or the Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines applicable to the Company or the Subsidiaries, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(ss)             neither the Company nor any of the Subsidiaries nor any director or officer of the Company or any of the Subsidiaries or to the knowledge of the Company, any agent, employee or affiliate (other than another portfolio company of a controlling stockholder) of the Company or any of the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by: (i) the U.S. government; (ii) the Canadian government; or (iii) the respective governmental institutions and agencies of any of the forgoing, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United National Security Council, or any other relevant sanctions authority (collectively, the “Sanctions”); nor is the Company or any of the Subsidiaries located, organized, or resident in a country or territory that is the subject or target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of (i) financing or facilitating the activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of any Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(tt)               the Company acknowledges that, in accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients;

(uu)             no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses;

(vv)             the issuance and sale of the Shares to be sold by the Company and the sale of the Shares to be sold by the Selling Stockholders as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company, or cause an adjustment to the exercise or conversion price of any securities of the Company;

(ww)           the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE;

(xx)              the Company has not received any notice from the TSX regarding the delisting of the Common Stock from the TSX;

(yy)            except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectuses;

(zz)              neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (it being understood that the Company makes no statement as to the activities of the Underwriters);

(aaa)           as of the date of this Agreement, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(bbb)          the Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are (a) qualified institutional buyers within the meaning of Rule 144A under the Securities Act, (b) institutions that are institutional accredited investors within the meaning of Rule 501 under the Securities Act, (c) qualified investors within the meaning of Regulation (EU) 2017/1129 and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act;

(ccc)           each Covered Exempt Written Communication, if any, does not as of the date hereof conflict with the information contained in the Registration Statement, the Preliminary Prospectuses and the Prospectuses; and

(ddd)          each Covered Exempt Written Communication, if any, did not as of its date include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.                  Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly with the other Selling Stockholders, represents and warrants to each of the Underwriters that:

(a)               all information with respect to such Selling Stockholder included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus complied and will comply in all material respects with all applicable provisions of the Act; the Registration Statement, as it relates to the Selling Stockholder, did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins on the earlier of the date of such U.S. Preliminary Prospectus and the date such U.S. Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any U.S. Preliminary Prospectus, as then amended or supplemented, as such U.S. Preliminary Prospectus relates to such Selling Stockholder, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any U.S. Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, in each case as they relate to the Selling Stockholder, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the earlier of the date of the U.S. Prospectus and the date the U.S. Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the U.S. Prospectus, as then amended or supplemented, as the U.S. Prospectus relates to such Selling Stockholder, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this paragraph shall apply only to any untrue statements of a material fact or omission to state a material fact made in reliance upon and in conformity with written information furnished by such Selling Stockholder to the Company relating to such Selling Stockholders expressly for use in the Registration Statement, U.S. Preliminary Prospectus, U.S. Prospectus or Free Writing Prospectuses; it being understood that for purposes of this Agreement the only information so furnished by such Selling Stockholder consists of (i) the legal name and address of and the number of shares of Common Stock owned by the Selling Stockholder, (ii) the other information (excluding percentages) with respect to the Selling Stockholder which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders,” (iii) the information with respect to certain Selling Stockholders in the Company’s Current Report of Form 8-K filed with the Commission on July 12, 2021 and (iv) the information in the first and third paragraph of the cover of the U.S. Prospectus (as applicable to each Selling Stockholder, the “Selling Stockholder Information”);

(b)               the Canadian Preliminary Prospectus, as it relates to such Selling Stockholder, at the time of filing thereof, did not, and the Final Base Shelf Prospectus, as it relates to such Selling Stockholder, as of the date of the Final Base Shelf Prospectus and any amendment or supplement thereto and at the Effective Time, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Canadian Prospectus, as such Canadian Prospectus relates to such Selling Stockholder, at the time of filing the Shelf Prospectus Supplement, and any amendment or supplement thereto, as such Shelf Prospectus Supplement relates to such Selling Stockholder, at the time of filing thereof, will constitute, full, true and plain disclosure of all material facts relating to the Shares, as such material facts relate to such Selling Stockholder; provided that the representations and warranties in this paragraph shall apply only to disclosure of material facts, any untrue statements of material fact or omission to state material fact made in reliance upon and in conformity with written information furnished by such Selling Stockholder to the Company relating to such Selling Stockholder expressly for use in the Canadian Preliminary Prospectus and the Canadian Prospectus; it being understood that for purposes of this Agreement the only information so furnished by such Selling Stockholder consists of the Selling Stockholder Information provided by such Selling Stockholder;

(c)               such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the then most recent Preliminary Prospectus;

(d)               neither the execution, delivery and performance of this Agreement or the Custody Agreement (as defined below) nor the sale by such Selling Stockholder of the Shares to be sold by such Selling Stockholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) if such Selling Stockholder is not an individual, the certificate or articles of incorporation, charter, bylaws, certificate of formation, limited liability company agreement, partnership agreement, enabling statute or other organizational instruments, as applicable, of such Selling Stockholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, contract or other obligation or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound or affected, (iii) any federal, state, provincial, local or foreign law, regulation or rule applicable to such Selling Stockholder, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE and the TSX) applicable to such Selling Stockholder, or (v) any decree, judgment or order applicable to such Selling Stockholder or any of its properties, except in the case of clauses (ii), (iii), (iv) and (v) for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement or the Custody Agreement.

(e)               no approval, authorization, consent or order of or filing with any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE and the TSX) having jurisdiction over such Selling Stockholder, is required in connection with the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement or the consummation by such Selling Stockholder of the transactions contemplated hereby or by the Custody Agreement, except as have been already obtained or will be obtained on or prior to the closing of the purchase of the Shares, other than (i) such as have been obtained or made, (ii) registration of the Shares under the Act and qualification of the distribution of the Shares under Canadian Securities Laws, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iv) under the Conduct Rules of FINRA; or (v) filings with the Commission pursuant to Rule 424(b) under the Act;

(f)                neither such Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (it being understood that the Selling Stockholders make no statement as to the activities of the Underwriters);

(g)               there are no affiliations or associations between any member of FINRA and such Selling Stockholder, except as disclosed in the Registration Statement (excluding the exhibits thereto), each U.S. Preliminary Prospectus and the Prospectuses; none of the proceeds received by such Selling Stockholder from the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the Bylaws of FINRA) such member;

(h)               such Selling Stockholder now has and, immediately prior to each time of delivery of such Shares (whether the time of purchase or any additional time of purchase, as the case may be), will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of all liens, encumbrances, equities or claims, and upon delivery of and payment for such Shares pursuant this Agreement and a Custody Agreement (whether at the time of purchase or any additional time of purchase, as the case may be), good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(i)                 such Selling Stockholder has and, at the time of delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement (whether the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement and the Custody Agreement, (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by such Selling Stockholder herein;

(j)                 this Agreement and the custody agreement (the “Custody Agreement”), dated [●], 2021 between EQ Shareowner Services, as custodian (the “Custodian”), and such Selling Stockholder have each been duly executed and delivered by such Selling Stockholder, and each is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms;

(k)               the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any Subsidiary which is not set forth in the Registration Statement, each of the Preliminary Prospectuses and the Prospectuses;

(l)                 at the time of purchase and each additional time of purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will be fully paid or provided for by such Selling Stockholder, and all laws imposing such taxes will be fully complied with; and

(m)               pursuant to the Custody Agreement, book-entry securities representing the Shares to be sold by such Selling Stockholder pursuant to this Agreement have been placed in custody for the purpose of making delivery of such Shares in accordance with this Agreement; such Selling Stockholder agrees that (i) such Shares represented by such book-entry positions are for the benefit of, and coupled with and subject to the interest of, the Custodian, the Underwriters and the Company, (ii) the arrangements made by such Selling Stockholder for custody and for the appointment of the Custodian are irrevocable, and (iii) the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability or incapacity of such Selling Stockholder (or, if such Selling Stockholder is not an individual, the liquidation, dissolution, merger or consolidation of such Selling Stockholder) or the occurrence of any other event (each, an “Event”); if an Event occurs before the delivery of the Shares hereunder, book-entry positions representing the Shares shall be delivered by the Custodian in accordance with the terms and conditions of the Custody Agreement and this Agreement, and actions taken by the Custodian pursuant to such Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

In addition, any certificate signed by any Selling Stockholder (or, with respect to any Selling Stockholder that is not an individual, any officer of such Selling Stockholder or of any of such Selling Stockholder’s subsidiaries) and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

5.                  Certain Covenants of the Company. The Company hereby agrees:

(a)               to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or as a dealer in securities, to subject itself to taxation in any foreign jurisdiction or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose;

(b)               to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the U.S. Prospectus (or of the U.S. Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the U.S. Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)               to make available to the Underwriters, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Canadian Prospectus (or the Canadian Prospectus as amended or supplemented, if applicable) as the Underwriters may reasonably request;

(d)               if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold or an amendment or supplement to the Canadian Prospectus to be filed with the Reviewing Authority before the Shares may be sold, the Company will use its commercially reasonable efforts to cause such post-effective amendment, such Registration Statement or such amended or supplemented Canadian Prospectus to be filed and become effective or be receipted, as applicable, and will pay any applicable fees in accordance with the Act and Canadian Securities Laws, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement or such amended or supplemented Canadian Prospectus has become effective or been receipted, (ii) if Rule 430A under the Act is used, when the U.S. Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules), and (iii) when the Canadian Shelf Prospectus Supplement is filed with the Canadian Authorities (which the Company agrees to file not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement);

(e)               to advise you promptly, confirming such advice in writing, of any request by the Commission or any Canadian Authority for amendments or supplements to the Registration Statement, any Preliminary Prospectus, any Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the distribution of the Shares and, if the Commission or any Canadian Authority should enter a stop order suspending the effectiveness of the Registration Statement or preventing or suspending the distribution of the Shares, as applicable, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or any Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(f)                for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) to notify you promptly upon the occurrence of an event that causes the Company to no longer qualify as an Emerging Growth Company;

(g)               for a period of two years, the Company will furnish to the Representatives, promptly after they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automated quotation system, provided, that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”);

(h)               to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act or Canadian Securities Laws to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, (which period you may assume to have expired on the 26th day from the date hereof unless notified to the contrary by the Representatives), which event could reasonably require the making of any change in the Prospectuses then being used so that the Prospectuses would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or so that the Canadian Prospectus would include full, true and plain disclosure of all material facts relating to the Company and the Shares, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectuses to cause the Prospectuses to comply with the requirements of the Act or applicable Canadian Securities Laws, and, in each case, during such time, subject to Section 5(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectuses as may be necessary to reflect any such change or to effect such compliance;

(i)                 to make generally available (within the meaning of Rule 158(b) under the Act) to its security holders, and, if not available on EDGAR, to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(j)                 to furnish to you a reasonable number of signed copies of the Registration Statement, the Exchange Act Registration Statement, each Canadian Preliminary Prospectus and the Canadian Prospectus, in each case as initially filed and each amendment thereto (including all exhibits thereto and documents incorporated by reference therein), and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k)               to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two (2) business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 9(f) hereof, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(l)                 to apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectuses;

(m)               in connection with the offering of the Shares, to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(n)               beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the U.S. Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act or file a prospectus under Canadian Securities Laws, in each case relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, (A) for the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) for issuances of Common Stock upon the exercise of options (or exercise or vesting of other equity incentive awards including without limitation restricted stock units) or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, (C) for the issuance of employee stock options (or other equity incentive awards including without limitation restricted stock units) and subsequent issuances of Common Stock upon the exercise of options (or granting or vesting of other equity incentive awards including without limitation restricted stock units) pursuant to equity plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, (D) for the filing of a registration statement on Form S-8 relating to the offering of securities in accordance with the terms of equity incentive plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectuses, (E) in connection with the issuance of Common Stock in connection with one or more acquisitions by the Company of, or joint ventures between the Company and, another company, or pursuant to an equipment leasing arrangement, debt financing or settlement agreement, by the Company, provided, that (x) the aggregate number of shares of Common Stock that may be issued pursuant to this clause (E) during the Lock-Up Period shall not exceed 10% of the total shares of Common Stock outstanding immediately after the completion of this offering (such number to be adjusted proportionately for stock splits, stock combinations and similar transactions) and (y) each recipient of shares issued pursuant to this clause (E) shall have theretofore executed a binding Lock-Up Agreement, in favor of the Underwriters, agreeing not to transfer, directly or indirectly, any such shares during the Lock-Up Period and (F) for the distribution of shares of Common Stock in connection with the offering contemplated by this Agreement;

(o)               prior to the time of purchase or any additional time of purchase, as the case may be, except as required by law, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent (such consent not to be unreasonably withheld);

(p)               not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectuses or Permitted Free Writing Prospectuses, if any;

(q)               not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (it being understood that the Company makes no statement as to the activities of the Underwriters);

(r)                to use its commercially reasonable efforts to cause the Shares to be listed on the NYSE and on the TSX and to maintain such listing on the NYSE and on the TSX;

(s)               to maintain a U.S. and Canadian transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(t)                to promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Act and (b) the end of the Lock-Up Period.

6.                  Certain Covenants of the Selling Stockholders. Each Selling Stockholder hereby agrees:

(a)               not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(b)               not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (it being understood that the Selling Stockholders make no statement as to the activities of the Underwriters);

(c)               to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder;

(d)               to the extent information comes to the attention of the Selling Stockholder, to advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of (i) any material change in the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, (ii) any change in information in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, relating to such Selling Stockholder or (ii) any new material information relating to the Company or relating to any matter stated in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any; and

(e)               prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Custody Agreement and a Lock-Up Agreement.

7.             Covenant to Pay Costs. The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the legal fees and other fees of U.S. and Canadian counsel for the Company, (iii) the fees and disbursements of the Company’s accountants and auditors, translators, technical experts, advisors and consultants, (iv) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (v) the producing, word processing and/or printing of this Agreement, the Custody Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (vi) the fees and disbursements of counsel to the Underwriters and “out of pocket” expenses of the Underwriters in an amount not to exceed $500,000 in the aggregate, (vii) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and the TSX and any registration thereof under the Exchange Act, (viii) the fees and disbursements of any transfer agent or registrar for the Shares or of the Custodian, (ix) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, which for the avoidance of doubt, does not include the Underwriters or their representatives for the purposes of this Section 7, (x) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC and (xi) the performance of the Company’s other obligations hereunder. The Company hereby agrees with the Underwriters that it will pay any such amounts not so paid by any Selling Stockholder.

8.             Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and the Selling Stockholders, pro rata (based on the number of Shares to be sold by the Company and each Selling Stockholder hereunder), shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the documented fees and disbursements of their counsel.

9.             Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company and each Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each Selling Stockholder of each of their respective obligations hereunder and to the following additional conditions precedent:

(a)               The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and 10b-5 letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Representative, and in form and substance satisfactory to the Representatives, in the forms agreed upon.

(b)               The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Fasken Martineau DuMoulin LLP, Canadian counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Representative, and in form and substance satisfactory to the Representatives, in the form agreed upon.

(c)               Each Selling Stockholder shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of U.S. counsel for such Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Representative, and in form and substance satisfactory to the Representatives, in the forms agreed upon.

(d)               You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion and 10b-5 letter of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e)               You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Stikeman Elliott LLP, special Canadian counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f)                You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the date of the Prospectuses, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Representative) in the forms reasonably satisfactory to the Representatives, which letters shall cover, without limitation, certain financial disclosures relating to the Company and its Subsidiaries and the Los Gatos Joint Venture contained in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any.

(g)               You shall have received at the time of purchase and, if applicable, at the additional time of purchase, favorable title opinions, dated the time of purchase or the additional time of purchase, as the case may be, from Vázquez, Sierra & García, S.C., with respect to the Company’s title to and ownership of certain of the Mining Claims, in form and substance reasonably satisfactory to the Representatives, in the form agreed upon.

(h)               No Prospectus or amendment or supplement to the Registration Statement or any Prospectus shall have been filed to which you shall have objected in writing.

(i)                 The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. If Rule 430A under the Act is used, the U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act). The Canadian Shelf Prospectus Supplement shall have been filed with the Canadian Authorities in accordance with the Shelf Procedures not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement.

(j)                 Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act and no stop order preventing or suspending the distribution of the Shares shall have been issued or proceedings therefore initiated or, to the Company’s knowledge, threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Disclosure Package shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were not made, not misleading; (iv) the U.S. Prospectus and any amendment or supplement thereto shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (v) the Canadian Prospectus and any amendment or supplement thereto shall each contain full, true and plain disclosure of all material facts relating to the Company and the Shares; and (vi) none of the Permitted Free Writing Prospectuses, if any, when taken together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Permitted Free Writing Prospectus, and none of the Permitted Exempt Written Communications, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(k)               The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit B hereto.

(l)                 Each Selling Stockholder will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of such Selling Stockholder, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(m)             You shall have received each of the signed Lock-Up Agreements referred to in Section 3(aa) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(n)               The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(o)               The Shares shall have been approved for listing, subject only to notice of issuance, on the NYSE and shall have been conditionally approved for listing on the TSX, subject only to the Company providing the TSX with the documentation described in the conditional approval letter of the TSX.

(p)               FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(q)               Each Selling Stockholder shall have delivered to you a duly executed Custody Agreement, in the form agreed upon.

10.           Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectuses (exclusive in each case of any amendment or supplement thereto), there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectuses (exclusive in each case of any amendment or supplement thereto) or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NASDAQ Global Market or the TSX; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE or the TSX; (C) a general moratorium on commercial banking activities declared by either U.S. federal, Canadian federal or provincial, or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or Canada or a declaration by the United States or Canada of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States, Canada or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectuses (exclusive in each case of any amendment or supplement thereto), or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is used in relation to Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

If the Representatives elect to terminate this Agreement as provided in this Section 10, the Company, the Selling Stockholders and each other Underwriter shall be notified promptly in writing by the Representatives.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or any Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company and the Selling Stockholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company or any Selling Stockholder under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11.           Increase in Underwriters’ Commitments. Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each Selling Stockholder agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five (5) business days in order that any necessary changes in the Registration Statement, the Prospectuses and any other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or any Selling Stockholder to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or to any Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.           Indemnity and Contribution.

(a)               The Company agrees to indemnify, defend and hold harmless each Underwriter, its selling agents, partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, Canadian Securities Laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or that arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus and any amendments or supplements to the foregoing), in the Disclosure Package, in any Covered Exempt Written Communication, in any Covered Free Writing Prospectus, in any Electronic Road Show, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, and one or more Covered Exempt Written Communications, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, any Permitted Exempt Written Communication or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus, Permitted Exempt Written Communication or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Exempt Written Communication or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)               Each Selling Stockholder agrees to, severally and not jointly, indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, Canadian Securities Laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), as such Registration Statement relates to such Selling Stockholder, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, or any Electronic Road Show, if any, in each case as such document(s) relate to such Selling Stockholder, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with respect to any loss, damage, expense, liability or claim that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or in any Prospectus, in any Permitted Free Writing Prospectus or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of the Selling Stockholder Information applicable to such Selling Stockholder; provided, however, that no Selling Stockholder shall be responsible, pursuant to this Section 12 for losses, damages, expenses, liabilities or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Stockholder and, in any event, no Selling Stockholder shall be responsible, pursuant to this Section 12, for losses, damages, expenses, liabilities or claims for an amount in excess of the net proceeds received by such Selling Stockholder from the Underwriters from the sale of Shares sold by such Selling Stockholder pursuant to this Agreement.

(c)               Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers , each Selling Stockholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, such Selling Stockholder or any such person may incur under the Act, the Exchange Act, Canadian Securities Laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, Prospectus, the Disclosure Package, a Permitted Exempt Written Communication, a Permitted Free Writing Prospectus or an Electronic Road Show, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Exempt Written Communication, Permitted Free Writing Prospectus or Electronic Road Show in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d)               If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, a Selling Stockholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party except to the extent that it has been substantially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than pursuant to this Section 12. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party (or, in the case such indemnifying party is a Selling Stockholder, by such Selling Stockholder) in connection with the defense of such Proceeding or the indemnifying party shall not have, within 21 days of receiving actual notice of such Proceeding, employed counsel to defend such Proceeding or such indemnified party or parties have been advised by counsel that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent (or, in the case such indemnifying party is a Selling Stockholder, without the written consent of such Selling Stockholder) but, if settled with its written consent (or, in the case such indemnifying party is a Selling Stockholder, with the written consent of such Selling Stockholder), such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (or, in the case such indemnifying party is a Selling Stockholder, without the written consent of such Selling Stockholder) (which consent may not be unreasonably withheld), make any admission of liability, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless the indemnifying party has acknowledge in writing that the indemnified party is entitled to be indemnified in respect of such claims that are the subject matter of such Proceeding and such settlement, compromise, consent or termination includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of negligence, misconduct, liability or responsibility by or on behalf of such indemnified party.

(e)               If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any documented legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f)                The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 12, no Selling Stockholder shall be required to contribute an amount in excess of the net proceeds received by such Selling Stockholder pursuant to this Agreement, less any amount that such Selling Stockholder pays under Section 12(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.

(g)               The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its selling agents, partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Selling Stockholders, their respective partners, members, directors or officers or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares to be sold by the Company pursuant hereto and the delivery of the Shares to be sold by the Selling Stockholders pursuant hereto. The Company, the Selling Stockholders and each Underwriter agree promptly to notify each other in writing of the commencement of any Proceeding against it and, in the case of the Company or a Selling Stockholder, against any of their officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Preliminary Prospectuses, the Prospectuses, any Permitted Exempt Written Communication or any Permitted Free Writing Prospectus.

13.              Information Furnished By the Underwriters. The statements set forth in the ninth, seventeenth and nineteenth paragraphs under the caption “Underwriting and Plan of Distribution” in the Prospectuses, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters constitute the only information being furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 12 hereof.

14.              Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: General Counsel, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, and RBC Capital Markets, LLC, 3 World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281, Attention: General Counsel; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 8400 E. Crescent Parkway, Suite 600, Greenwood Village, CO 80111, Attention: Roger Johnson, and if to any Selling Stockholder, shall be sufficient in all respects if delivered or sent, in the case of Electrum Silver US LLC and Electrum Silver US II LLC, to 535 Madison Ave., 12th Fl., New York, NY 10022, Attention: Andrew Shapiro, and in the case of Municipal Employees’ Retirement System of Michigan, to 1134 Municipal Way, Lansing, Michigan 48917, Attention: Edward Mikolay, Managing Director, Private Markets.

15.              Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.              Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

17.              Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The obligation of any party hereunder with respect to any sum due from it to any other party hereunder or any person controlling such other party shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such other party or controlling person of such other party of any sum in such other currency, and only to the extent that such other party or controlling person of such other party may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due hereunder to such other party or controlling person of such other party, the obligated party agrees as a separate obligation and notwithstanding any such judgment, to indemnify such other party or controlling person of such other party against such loss. If the United States dollars so purchased are greater than the sum originally due hereunder to such other party or controlling person of such other party, such other party or controlling person of such other party agrees to pay to the obligated party an amount equal to the excess of the dollars so purchased over the sum originally due hereunder to such other party or controlling person of such other party.

18.              Submission to Exclusive Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and each party to this Agreement consents to the jurisdiction of such courts and personal service with respect thereto. Each party to this Agreement hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Selling Stockholder (on its behalf and, in the case such Selling Stockholder is not an individual, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Underwriters, the Company and the Selling Stockholders each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to the jurisdiction of which the Company or any Selling Stockholder is or may be subject, by suit upon such judgment.

19.              Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and the Selling Stockholders and to the extent provided in Section 12 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. Any affiliate of any Underwriter which is duly qualified and authorized to sell the Shares in a Qualifying Jurisdiction pursuant to the Canadian Prospectus and offers and sells the Shares in any of the Qualifying Jurisdictions or any affiliate of any Underwriter that signs the Shelf Prospectus Supplement, or any amendment or supplement shall be deemed a third party beneficiary of the representations and warranties of the Company and the Selling Stockholders contained in Sections 3 and 4, the covenants of the Company and the Selling Stockholders contained in Sections 5 and 6, the indemnification and contribution obligations of the Company contained in Section 9 and the officers’ certificates, legal opinions and other documents required to be delivered to the Underwriters pursuant hereto, and each such affiliate shall have the right to enforce such provisions of this Agreement to the same extent as if it were an Underwriter. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

20.              No Fiduciary Relationship. The Company and the Selling Stockholders each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company and the Selling Stockholders further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or any Selling Stockholder, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or any Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders each hereby confirm their understanding and agreement to that effect. The Company, the Selling Stockholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that none of the activities of the Underwriters or any opinions or views expressed by the Underwriters to the Company or any Selling Stockholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, constitute solicitation of any action by, or investment advice or recommendations to, the Company or any Selling Stockholder. The Company, the Selling Stockholders and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company or any Selling Stockholder and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company or any Selling Stockholder with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters). The Company and the Selling Stockholders each hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company or any Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

21.              Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.              Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and the Selling Stockholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, any Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

Very truly yours,

Gatos Silver, Inc.

By:
	Name:	Roger Johnson
	Title:	Chief Financial Officer

Electrum Silver US LLC By: Electrum Strategic Management LLC, its Manager

By:
	Name:	Andrew M. Shapiro
	Title:	Managing Director

Electrum Silver US II LLC By: Electrum Strategic Management LLC, its Manager

By:
	Name:	Andrew M. Shapiro
	Title:	Managing Director

Municipal Employees’ Retirement System of Michigan

By:
	Name:	Jeb Burns
	Title:	Chief Investment Officer

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

BMO Capital Markets Corp.

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

By:	BMO Capital Markets Corp.

By:

Name:
Title:

By:	Goldman Sachs & Co. LLC

By:

Name:
Title:

By:	RBC Capital Markets, LLC

By:

Name:
Title:

[Signature Page to the Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Shares
BMO CAPITAL MARKETS CORP	[●]
GOLDMAN SACHS & CO. LLC	[●]
RBC CAPITAL MARKETS, LLC.	[●]
Canaccord Genuity Corp.	[●]
CIBC World Markets Corp.	[●]
Total	[●]

SCHEDULE B

	Number of Firm Shares	Number of Additional Shares
Company	[●]	[●]
Selling Stockholders
Electrum Silver US LLC	[●]	[●]
Electrum Silver US II LLC	[●]	[●]
Municipal Employees’ Retirement System of Michigan	[●]	[●]
Total	[●]	[●]

SCHEDULE C

Pricing Terms included in Disclosure Package:

Number of Firm Shares to be issued and sold by the Company: [●]

Number of Additional Shares to be issued and sold by the Company: Up to [●]

Number of Firm Shares to be sold by the Selling Stockholders: [●]

Number of Additional Shares to be sold by the Selling Stockholders: Up to [●]

Public Offering Price per Share: U.S. $[●]

Permitted Free Writing Prospectuses:

Free Writing Prospectus, dated July 12, 2021, filed with the U.S. Securities and Exchange Commission on July 12, 2021.

Permitted Exempt Written Communications:

[●]

EXHIBIT A-1

Lock-Up Agreement

[●], 2021

BMO Capital Markets Corp.
Goldman Sachs & Co. LLC
RBC Capital Markets, LLC

Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein

c/o	BMO Capital Markets Corp.
3 Times Square
New York, New York 10036

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o	RBC Capital Markets, LLC
3 World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Gatos Silver, Inc., a Delaware corporation (the “Company”), the Selling Stockholders identified therein and you, as Representative (the “Representative”) of the underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), with respect to the public offering (the “Offering”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

Exhibit A-1

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date of commencement of the marketing effort relating to the Offering and ending on, and including, the date that is 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or make any demand for or exercise any right with respect to the filing of a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) or a prospectus with Canadian regulatory authorities in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or any options, warrants or other securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The above restrictions shall not apply to:

(a)       bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement;

(b)       dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement; for purposes of this clause (b), “immediate family” shall mean the undersigned and the spouse or domestic partner, any lineal descendent, father, mother, brother or sister of the undersigned;

(c)       if the undersigned is a corporation, limited liability company or partnership, transfers to a wholly-owned subsidiary of the undersigned or to the direct or indirect stockholders, members or partners or other affiliates of the undersigned, provided that (1) such transfer does not involve a disposition for value, (2) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and (3) no filing by any party under the Exchange Act is required or shall be voluntarily made as a result of such transfer (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period);

Exhibit A-1

(d)       transfers which occur by the operation of law, such as the rules of intestate succession, or pursuant to a qualified domestic order in connection with a divorce settlement provided that (1) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and (2) no filing by any party under the Exchange Act is required or shall be voluntarily made as a result of such transfer (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period);

(e)       the disposition of shares of Common Stock acquired in open-market transactions after the Offering, provided that no filing by any party under the Exchange Act is required or shall be voluntarily made in connection with such disposition (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period);

(f)       transfers to any corporation, partnership or other business entity with whom the transferor shares in common an investment manager or adviser, in each case who has investment discretionary authority with respect to the transferor’s and such other entity’s investments pursuant to an investment management, investment advisory or similar agreement, provided that (1) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and (2) no filing by any party under the Exchange Act is required or shall be voluntarily made as a result of such transfer (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period);

(g)       the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that (1) such plan does not permit the transfer or other disposition of Common Stock during the Lock-Up Period and (2) the entry into such plan does not require any filing to be made under the Securities Act of 1933, as amended or the Exchange Act (including, without limitation, any Form 144) and no such filing or other public disclosure of such plan is made during the Lock-Up Period; or

(h)       pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s Common Stock involving a Change of Control of the Company; provided, that in the event that such tender offer, merger, consolidation or other transaction is not completed, such Common Stock held by the undersigned shall remain subject to the provisions of this Lock-Up Agreement; provided further, that for purposes of this clause (h), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation, spin-off or other such transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriting pursuant to this Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 75% of the outstanding voting securities of the Company (or the surviving entity); provided further, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement; provided further, that any Common Stock not transferred in connection with the tender offer, merger, consolidation or other such transaction shall remain subject to the restrictions contained in this Lock-Up Agreement; and provided further, that any Common Stock transferred in connection with the tender offer, merger, consolidation or other such transaction shall remain subject to the restrictions contained in this Lock-Up Agreement.

Exhibit A-1

In addition, it is understood and agreed that this Lock-Up Agreement shall not apply to the sale of any shares of Common Stock to the underwriters pursuant to the Underwriting Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement or prospectus relating to the Offering or qualification of a distribution of Common Stock under Canadian Securities Laws (as defined in the Underwriting Agreement). The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representative, make any demand for, or exercise any right with respect to, the registration or prospectus qualification of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Lock-Up Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement) or (iv) the Underwriting Agreement shall not have been entered into by September 30, 2021 (provided, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional 90 days), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Exhibit A-1

EXHIBIT B

OFFICERS’ CERTIFICATE

[date]

Each of the undersigned, Stephen Orr, Chief Executive Officer of Gatos Silver, Inc., a Delaware corporation (the “Company”), and Roger Johnson, Chief Financial Officer of the Company, on behalf of the Company and without personal liability, does hereby certify pursuant to Section 9(k) of that certain Underwriting Agreement dated [___], 2021 (the “Underwriting Agreement”) between the Company, the Selling Stockholders named therein and, on behalf of the several Underwriters named therein, BMO Capital Markets Corp., Goldman Sachs & Co. LLC and RBC Capital Markets, LLC, that as of the date hereof:

1.	He has reviewed the Registration Statement, each Preliminary Prospectus, each Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In Witness Whereof, the undersigned have hereunto set their hands on the first date written above.

By:
	Name:	Stephen Orr
	Title:	Chief Executive Officer

By:
	Name:	Roger Johnson
	Title:	Chief Financial Officer

Exhibit B